 SUREWEST REPORTS FOURTH QUARTER
AND FULL YEAR 2009 RESULTS

Broadband-focused strategy continues to drive
long-term revenue, adjusted EBITDA and free cash flow growth

•	Full year revenues increased 5% and adjusted EBITDA grew 13%

•	Full year Broadband revenues grew 19% from a 20% increase in residential revenues and 20% business services growth

•	Free cash flow increased by $33 million to positive $2 million for the full year

•	Debt, net of cash and cash equivalents, reduced by $23 million from year-end 2008, resulting in a net debt to adjusted EBITDA ratio of 2.77x

•	Net income decreased to $3.2 million compared to $18.9 million in 2008 as a result of the $18.8 million gain on the sale of SureWest’s wireless assets in 2008

•	Average monthly revenue per customer (ARPU) in triple-play markets increased by 8% to $115

ROSEVILLE, CA – February 25, 2010 – SureWest Communications (NASDAQ: SURW) today announced operating results for the fourth quarter and full year ended December 31, 2009.

Steve Oldham, SureWest’s president and chief executive officer, said, “Our results for the year were  driven by top-line revenue growth, increased adjusted EBITDA and three consecutive quarters of positive free cash flow as we continued to drive down net debt. Among our peers, we stood out with 5% revenue growth and 13% adjusted EBITDA growth. Our commercial service sales efforts are showing great results, particularly in the Kansas City market where our business customer count grew 27% from 2008 and pro forma revenues increased by 29%. We also increased residential revenues and ARPU by targeting high-value subscribers looking for the exceptional performance our superior networks deliver.

“Our ability to react quickly to market dynamics and to be flexible with our marketing strategies allowed us to grow the company during 2009’s difficult economic and fiercely competitive climate. Having markets in both California and Kansas provides geographic and economic diversity in addition to cost-saving opportunities across the organization that allow for significant benefits.

“Looking ahead, we expect to continue growing our Broadband segment, focusing resources on expanding our business services customer base and increasing residential ARPU and the number of products our customers subscribe to (RGUs). Our competition is not standing still and we are seeing a significant response; however, they can only compete with us on price. We have the ability to cost effectively grow the company today largely because of investments we made over the last several years to extend our superior fiber networks, something our competitors have yet to even begin. Our new video service, Advanced Digital TV, has created an exciting buzz among both fiber and copper network customers in the Sacramento region due to its compelling features, such as Whole Home DVR, lightning-fast channel change times and an intuitive program guide. In Kansas City, improvements to the network in 2010 will allow us to add more HD channels and deliver faster Internet speeds. We are confident our superior networks will drive future growth, and we will continue to execute on the challenges and opportunities ahead in order to drive shareholder value.”

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	4th Quarter				Full Year
Consolidated	2009	2008	Change	%	2009	2008	Change	%
Broadband Revenue	$41,566	$36,929	$4,637	13%	$161,222	$135,341	25,881	19%
Telecom Revenue	18,733	22,009	(3,276)	(15%)	80,478	95,032	(14,554)	(15%)
Total Revenue	60,299	58,938	1,361	2%	241,700	230,373	11,327	5%
Adjusted EBITDA	19,585	17,015	2,570	15%	77,898	69,239	8,659	13%
Income (loss) from Continuing Ops	(100)	(1,547)	1,447	94%	667	826	(159)	(19%)
Capital Expenditure	14,967	21,922	(6,955)	(32%)	58,330	86,489	(28,159)	(33%)
Free Cash Flow	359	(8,803)	9,162	104%	2,061	(30,636)	32,697	107%
Net Debt	215,556	238,848	(23,292)	(10%)	215,556	238,848	(23,292)	(10%)
See Non-GAAP measure notes near end of release, and EBITDA, Free Cash Flow and Net Debt reconciliations for detailed adjustments.

Fourth Quarter Financial Results

Consolidated revenues increased 2% year-over-year to $60.3 million resulting from 13% Broadband revenue growth offset by Telecom revenue declines of 15%. Adjusted EBITDA, which is adjusted for non-cash pension expense of $642 thousand and non-cash stock compensation expense of $495 thousand, increased 15% year-over-year to $19.6 million as the company continued to recognize cost savings from initiatives such as consolidation of office space and employee attrition. Employee counts decreased 3% from the prior year to 893 employees.

Operating expenses, exclusive of depreciation and amortization, remained flat year-over-year at $41.9 million due to reductions in labor expense, and sales and advertising costs offset by increases in video license fees and transport charges related to commercial business revenue growth.

Net loss was $100 thousand compared to a loss of $2.1 million in the fourth quarter of 2008 due primarily to an increase in adjusted EBITDA and a decrease in interest expense. Earnings per share from continuing operations was zero compared to negative $.15 in the fourth quarter of 2008.

Capital expenditures totaled $15 million for the fourth quarter and $58.3 million for the full year compared to $86.5 million in 2008. The company passed 8,800 additional advanced fiber homes in 2009.

As previously announced, SureWest’s video service is expanding to reach over 25,000 existing voice and data marketable ILEC homes on the Sacramento copper network, creating the ability to deliver a new IP-based triple-play option to these potential customers. The first 15,000 homes receiving SureWest’s extended video became available in January 2010 and the second phase of over 10,000 homes will become available throughout the second quarter of 2010. These 25,000-plus homes will be served with video for a cost of just over $3 million, which is roughly 10% of the average cost to pass a home with fiber. SureWest’s projected 2010 capital expenditure remains at $55-60 million, of which approximately two-thirds is scheduled for residential and business success-based investment.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, increased to positive $359 thousand – a $9.2 million increase year-over-year. The increase is due to adjusted EBITDA growth and lower capital expenditures related to the third quarter 2009 completion of the fiber network expansion. The company continues to focus on increasing revenues and free cash flow by growing residential ARPU and RGUs, and increasing business services revenues.

Cash and cash equivalents increased to $7.5 million from $2.8 million at December 31, 2008. During the year, SureWest paid down $18.6 million in debt resulting in $215.6 million in remaining total debt net of cash and cash equivalents (net debt), and a net debt to adjusted EBITDA ratio of 2.77x.

Broadband Segment Results

Broadband revenues increased 13% year-over-year and accounted for 69% of the company’s total revenues, compared to 63% in the fourth quarter of 2008. This growth is due to the company’s successful long-term strategy of growing its Broadband operations to counteract the industry-wide trend of declining Telecom segment revenues.

Broadband Residential:

Broadband Residential revenues increased 13% year-over-year to $30.5 million due to 12% growth in ARPU and a 4% increase in RGUs. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q4 '09 vs. Q4 '08 change			Q4 '09 vs. Q3 '09 change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	6%	1%	4%	2%	0%	1%
Data RGUs	0%	3%	1%	1%	1%	1%
Video RGUs - Fiber & HFC	-4%	1%	-1%	0%	0%	0%
Voice RGUs	30%	-1%	13%	4%	-1%	2%
Total Residential Subscribers	-1%	1%	0%	0%	-1%	0%

ARPU for triple-play marketable homes, consisting of the company’s fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) networks, increased 8% year-over-year to $115 from $107. This was due to a fourth quarter 2009 video and data price increase that reinforced the company’s ability to maintain growth while targeting customers who value superior service offerings. Additionally, continued customer demand for higher data speeds, HDTV and DVR impacted ARPU growth.

Broadband Business:
Broadband Business revenues increased by $1.3 million, or 14%, year-over-year to $10.3 million. Customer counts increased 9% year-over-year to 7,100 and ARPU grew 5% from the prior year to $492.

Broadband Business growth expectations remain high in both Sacramento and Kansas City due to several operational and sales factors. The company has the competitive advantage of being able to add business customers at lower initial investment costs where service is provided over its extensive fiber network. Aggressive sales and renewal tactics, superior customer satisfaction levels and catered packages coupled with a host of product solutions including wireless backhaul, data center services and the upcoming launches of Hosted IP PBX and SIP Trunking will drive future growth. And as the economy begins to turn and businesses return, SureWest anticipates it will capture additional business customers.

Telecom Segment Results

The Telecom segment, which only services the Sacramento market, experienced revenue declines of 15% year-over-year to $18.7 million from the industry-wide trend of residential access line attrition and associated access revenue declines. The Telecom segment accounted for just 31% of total revenues compared to 37% in the fourth quarter of 2008 as the company continues to successfully grow its Broadband segment and perform as a Broadband-driven company. Forecasts anticipate Telecom segment declines will begin to slow over the next several years.

Telecom Residential:
Telecom Residential revenues declined 26% year-over-year to $5.4 million resulting from losses in Telecom voice RGUs of 29% year-over-year. The company continues to mitigate Telecom voice line losses as customers elect to move to its Broadband Voice over IP (VoIP) product. Though 15,500 Telecom Residential voice RGUs were lost on a year-over-year basis, 7,100, or 46%, of that number was reclaimed through new growth in SureWest’s Broadband VoIP service.

Telecom Business:
Telecom Business revenues declined 5% year-over-year to $8.6 million due to a decline in small- and medium-sized business customers, particularly those impacted by California’s depressed real estate industry. In addition, some carrier consolidation activity took place during the year. Growth opportunities are expected once the Sacramento office market recovers and businesses begin to return.

Telecom Access:
Telecom Access revenues decreased $950 thousand year-over-year to $4.5 million due to scheduled reductions in the California High Cost Fund (CHCF) subsidies and a decline in switched access revenues. As previously announced, CHCF subsidies are scheduled to decline by $2 million per year through 2011, in line with a negotiated transition.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release; the company has presented non-GAAP financial measures such as adjusted EBITDA, free cash flow and net debt. Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, and all other non-operating income/expenses. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. Net debt is a measure of total debt (current, plus long-term) less cash and cash equivalents. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliation to the comparable GAAP measures is provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 5 p.m. Eastern Time on Thursday, February 25, 2010. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations Web site at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, March 4 by dialing 888.286.8010 and entering pass code 36995627. Visit www.surw.com for updates prior to the call.

About SureWest
SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:
Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended December 31, 2009	Quarter Ended December 31, 2008	$ Change	% Change

Operating revenues:
Broadband	$41,566	$36,929	$4,637	13%
Telecom	18,733	22,009	(3,276)	-15%
Total operating revenues	60,299	58,938	1,361	2%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	24,929	23,875	1,054	4%
Customer operations and selling	8,173	9,260	(1,087)	-12%
General and administrative	8,749	8,578	171	2%
Depreciation and amortization	15,426	14,666	760	5%
Total operating expenses	57,277	56,379	898	2%

Income from operations	3,022	2,559	463	18%

Other income (expense):
Investment income	22	83	(61)	-73%
Interest expense	(2,916)	(3,281)	365	11%
Other, net	264	261	3	1%
Total other income (expense), net	(2,630)	(2,937)	307	10%

Income (loss) from continuing operations before income taxes	392	(378)	770	204%

Income tax expense	492	1,169	(677)	-58%

Loss from continuing operations	(100)	(1,547)	1,447	94%

Discontinued operations, net of tax:
Loss from discontinued operations	$-	(229)	229	100%
Loss on sale of discontinued operations	-	(358)	358	100%
Total discontinued operations	$-	(587)	587	100%

Net loss	$(100)	$(2,134)	$2,034	95%

Basic and diluted earnings per common share:
Loss from continuing operations	$-	$(0.11)	$0.11
Discontinued operations, net of tax	-	(0.04)	0.04
Net loss per basic common share	$-	$(0.15)	$0.15

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,956	13,976	(20)

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended December 31, 2009	Quarter Ended September 30, 2009	$ Change	% Change

Operating revenues:
Broadband	$41,566	$40,175	$1,391	3%
Telecom	18,733	19,354	(621)	-3%
Total operating revenues	60,299	59,529	770	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	24,929	24,563	366	1%
Customer operations and selling	8,173	9,017	(844)	-9%
General and administrative	8,749	8,073	676	8%
Depreciation and amortization	15,426	15,260	166	1%
Total operating expenses	57,277	56,913	364	1%

Income from operations	3,022	2,616	406	16%

Other income (expense):
Investment income	22	28	(6)	-21%
Interest expense	(2,916)	(3,046)	130	4%
Other, net	264	205	59	29%
Total other income (expense), net	(2,630)	(2,813)	183	7%

Income (loss) from continuing operations before income taxes	392	(197)	589	299%

Income tax expense	492	14	478	nm

Loss from continuing operations	(100)	(211)	111	53%

Discontinued operations, net of tax:
Loss from discontinued operations	-	-	-	-
Loss on sale of discontinued operations	-	-	-	-
Total discontinued operations	-	-	-	-

Net loss	$(100)	$(211)	$111	53%

Basic and diluted earnings per common share:
Loss from continuing operations	$-	$(0.02)	$0.02
Discontinued operations, net of tax	-	-	-
Net loss per basic common share	$-	$(0.02)	$0.02

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,956	13,936	20

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008	$ Change	% Change

Operating revenues:
Broadband	$161,222	$135,341	$25,881	19%
Telecom	80,478	95,032	(14,554)	-15%
Total operating revenues	241,700	230,373	11,327	5%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	99,624	89,684	9,940	11%
Customer operations and selling	33,770	32,933	837	3%
General and administrative	35,009	37,588	(2,579)	-7%
Depreciation and amortization	59,724	55,027	4,697	9%
Total operating expenses	228,127	215,232	12,895	6%

Income from operations	13,573	15,141	(1,568)	-10%

Other income (expense):
Investment income	121	676	(555)	-82%
Interest expense	(11,318)	(12,126)	808	7%
Other, net	297	274	23	8%
Total other income (expense), net	(10,900)	(11,176)	276	2%

Income from continuing operations before income taxes	2,673	3,965	(1,292)	-33%

Income tax expense	2,006	3,139	(1,133)	-36%

Income from continuing operations	667	826	(159)	-19%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	(69)	103	(172)	-167%
Gain on sale of discontinued operations	2,568	18,004	(15,436)	-86%
Total discontinued operations	2,499	18,107	(15,608)	-86%

Net income	$3,166	$18,933	$(15,767)	-83%

Basic and diluted earnings per common share:
Income from continuing operations	$0.05	$0.06	$(0.01)
Discontinued operations, net of tax	0.18	1.28	(1.10)
Net income per basic common share	$0.23	$1.34	$(1.11)

Shares of common stock used to calculate earnings per share:
Basic	13,996	14,096	(100)
Diluted	13,996	14,099	(103)

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For 2008 Quarters Ended:				Twelve Months Ended December 31, 2008	For 2009 Quarters Ended:				Twelve Months Ended December 31, 2009
Consolidated	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31
Operating revenues (1)
Residential	$34,647	$34,621	$33,959	$34,180	$137,407	$35,713	$36,180	$35,246	$35,845	$142,984
Business	16,946	18,188	19,342	18,218	72,694	18,633	18,704	18,705	18,969	75,011
Access	6,647	6,393	6,308	5,922	25,270	6,031	5,351	5,031	4,942	21,355
Other	630	650	661	618	2,559	565	695	547	543	2,350
Total operating revenues from external customers	58,870	59,852	60,270	58,938	237,930	60,942	60,930	59,529	60,299	241,700

Operating expenses (1)	41,274	39,903	42,034	41,713	164,924	42,812	42,087	41,653	41,851	168,403
Depreciation and amortization	13,259	14,075	14,219	14,666	56,219	14,810	14,228	15,260	15,426	59,724
Income from operations	$4,337	$5,874	$4,017	$2,559	$16,787	$3,320	$4,615	$2,616	$3,022	$13,573

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

	For 2008 Quarters Ended:				Twelve Months Ended December 31, 2008	For 2009 Quarters Ended:				Twelve Months Ended December 31, 2009
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31
Net income (loss) from continuing operations	$376	$1,729	$622	$(1,547)	$1,180	$79	$899	$(211)	$(100)	$667
Add back: income tax expense	489	1,139	582	1,169	3,379	884	616	14	492	2,006
Less: other (income)/expense	3,472	3,006	2,813	2,937	12,228	2,357	3,100	2,813	2,630	10,900
Income from operations	4,337	5,874	4,017	2,559	16,787	3,320	4,615	2,616	3,022	13,573
Add (subtract):
Depreciation and amortization	13,259	14,075	14,219	14,666	56,219	14,810	14,228	15,260	15,426	59,724
Non-cash pension (income)/expense	(393)	(524)	(458)	(433)	(1,808)	755	552	642	642	2,591
Non-cash stock compensation expense	141	345	170	223	879	608	464	443	495	2,010
Adjusted EBITDA (2)	$17,344	$19,770	$17,948	$17,015	$72,077	$19,493	$19,859	$18,961	$19,585	$77,898

Other data:
Total debt	$277,830	$231,828	$233,827	$241,688	n/a	$240,187	$236,685	$226,683	$223,045	n/a

	For 2008 Quarters Ended:				Twelve Months Ended December 31, 2008	For 2009 Quarters Ended:				Twelve Months Ended December 31, 2009
Broadband	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31
Data	$10,128	$10,338	$10,348	10,491	$41,305	$10,763	$11,184	$11,236	$11,878	$45,061
Video	10,359	10,365	10,264	10,522	41,510	11,689	11,995	11,711	12,127	47,522
Voice	5,258	5,395	5,542	5,933	22,128	6,399	6,594	6,442	6,462	25,897
Total residential revenues	25,745	26,098	26,154	26,946	104,943	28,851	29,773	29,389	30,467	118,480
Business	7,899	8,374	9,271	9,084	34,628	9,585	9,615	10,018	10,336	39,554
Access	305	370	414	449	1,538	384	398	427	419	1,628
Other	439	459	441	450	1,789	402	473	341	344	1,560
Total operating revenues from external customers	34,388	35,301	36,280	36,929	142,898	39,222	40,259	40,175	41,566	161,222
Intersegment revenues	140	141	138	120	539	91	94	93	160	438
Total operating revenues	34,528	35,442	36,418	37,049	143,437	39,313	40,353	40,268	41,726	161,660

Operating expenses without depreciation	30,742	31,085	32,844	32,698	127,369	34,695	34,294	34,615	34,247	137,851
Depreciation and amortization	9,597	10,335	10,700	11,051	41,683	11,620	11,283	12,199	12,257	47,359
Loss from operations	$(5,811)	$(5,978)	$(7,126)	$(6,700)	$(25,615)	$(7,002)	$(5,224)	$(6,546)	$(4,778)	$(23,550)

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

	For 2008 Quarters Ended:				Twelve Months Ended December 31, 2008	For 2009 Quarters Ended:				Twelve Months Ended December 31, 2009
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31
Loss from continuing operations	$(5,416)	$(5,391)	$(5,856)	$(6,667)	$(23,330)	$(5,398)	$(4,884)	$(5,619)	$(4,881)	$(20,782)
Add back: income tax benefits	(4,054)	(3,690)	(3,994)	(3,179)	(14,917)	(3,656)	(3,312)	(3,810)	(2,675)	(13,453)
Less: other (income)/expense	3,659	3,103	2,724	3,146	12,632	2,052	2,972	2,883	2,778	10,685
Loss from operations	(5,811)	(5,978)	(7,126)	(6,700)	(25,615)	(7,002)	(5,224)	(6,546)	(4,778)	(23,550)
Add (subtract):
Depreciation and amortization	9,597	10,335	10,700	11,051	41,683	11,620	11,283	12,199	12,257	47,359
Non-cash pension (income)/expense	(162)	(212)	(186)	(178)	(738)	327	56	197	199	779
Non-cash stock compensation expense	54	173	77	103	407	304	231	221	246	1,002
Adjusted EBITDA (2)	$3,678	$4,318	$3,465	$4,276	$15,737	$5,249	$6,346	$6,071	$7,924	$25,590

	For 2008 Quarters Ended:				Twelve Months Ended December 31, 2008	For 2009 Quarters Ended:				Twelve Months Ended December 31, 2009
Telecom	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31
Residential	$8,902	$8,523	$7,805	$7,234	$32,464	$6,862	$6,407	$5,857	$5,378	$24,504
Business	9,047	9,814	10,071	9,134	38,066	9,048	9,089	8,687	8,633	35,457
Access	6,342	6,023	5,894	5,473	23,732	5,647	4,953	4,604	4,523	19,727
Other	191	191	220	168	770	163	222	206	199	790
Total operating revenues from external customers	24,482	24,551	23,990	22,009	95,032	21,720	20,671	19,354	18,733	80,478
Intersegment revenues	4,343	4,560	4,706	4,846	18,455	4,874	4,981	5,043	4,999	19,897
Total operating revenues	28,825	29,111	28,696	26,855	113,487	26,594	25,652	24,397	23,732	100,375

Operating expenses without depreciation	15,015	13,519	14,034	13,981	56,549	13,082	12,868	12,174	12,763	50,887
Depreciation and amortization	3,662	3,740	3,519	3,615	14,536	3,190	2,945	3,061	3,169	12,365
Income from operations	$10,148	$11,852	$11,143	$9,259	$42,402	$10,322	$9,839	$9,162	$7,800	$37,123

Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

	For 2008 Quarters Ended:				Twelve Months Ended December 31, 2008	For 2009 Quarters Ended:				Twelve Months Ended December 31, 2009
	March 31	June 30	September 30	December 31		March 31	June 30	September 30	December 31
Net income from continuing operations	$5,792	$7,120	$6,478	$5,120	$24,510	$5,477	$5,783	$5,408	$4,781	$21,449
Add back: income tax expense	4,543	4,829	4,576	4,348	18,296	4,540	3,928	3,824	3,167	15,459
Less: other (income)/expense	(187)	(97)	89	(209)	(404)	305	128	(70)	(148)	215
Income from operations	10,148	11,852	11,143	9,259	42,402	10,322	9,839	9,162	7,800	37,123
Add (subtract):
Depreciation and amortization	3,662	3,740	3,519	3,615	14,536	3,190	2,945	3,061	3,169	12,365
Non-cash pension (income) / expense	(231)	(312)	(272)	(255)	(1,070)	428	496	445	443	1,812
Non-cash stock compensation expense	87	172	93	120	472	304	233	222	249	1,008
Adjusted EBITDA (2)	$13,666	$15,452	$14,483	$12,739	$56,340	$14,244	$13,513	$12,890	$11,661	$52,308

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) The pro forma selected financial results are based on the historical consolidated financial statements of SureWest Communications and Everest Broadband, Inc. ("Everest") and have been adjusted to reflect the Everest acquisition, which was consummated on February 13, 2008.  The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2008.  On May 9, 2008, the sale of the Wireless assets was completed and the pro forma financial results reflect for all periods presented the classification of the sold Wireless operations as discontinued operations. Also, on February 27, 2009, SureWest Communications completed the sale of its Tower Assets and the pro forma financial results reflect the classification of the operations for the Tower Assets sold as discontinued operations for all periods presented.

SUREWEST COMMUNICATIONS
CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$7,489	$2,840
Short-term investments	4,306	610
Accounts receivable, net	19,734	21,415
Income tax receivable	2,221	6,391
Inventories	5,263	6,527
Prepaid expenses	3,704	4,539
Deferred income taxes	3,373	2,989
Other current assets	1,760	1,752
Assets held for sale	6,009	7,388
Assets of discontinued operations	-	5,002
Total current assets	53,859	59,453

Property, plant and equipment, net	517,230	515,843

Intangible and other assets:
Long-term investments	-	3,508
Customer relationships, net	3,847	5,062
Goodwill	45,814	45,814
Deferred charges and other assets	2,113	4,129
	51,774	58,513
	$622,863	$633,809

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,636	$15,643
Accounts payable	2,547	2,798
Other accrued liabilities	18,315	19,050
Advance billings and deferred revenues	8,580	8,960
Accrued compensation and pension benefits	9,172	11,292
Liabilities of discontinued operations	-	453
Total current liabilities	54,250	58,196

Long-term debt	207,409	226,045
Deferred income taxes	54,856	46,358
Accrued pension and other post-retirement benefits	32,451	36,046
Other liabilities and deferred revenues	4,714	5,819

Commitments and contingencies	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 14,148 and 14,082 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	146,844	146,558
Accumulated other comprehensive loss	(15,280)	(19,248)
Retained earnings	137,619	134,035
Total shareholders' equity	269,183	261,345
	$622,863	$633,809

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Twelve Months ended December 31, 2009			Twelve Months ended December 31, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(20,782)	$21,449	$667	$(23,684)	$24,510	$826

Add (subtract):

Income taxes (benefit)/expense	(13,453)	15,459	2,006	(15,157)	18,296	3,139

Other (income)/expense	10,685	215	10,900	11,580	(404)	11,176

Depreciation and amortization	47,359	12,365	59,724	40,491	14,536	55,027

Non-cash pension (income)/expense	779	1,812	2,591	(738)	(1,070)	(1,808)

Non-cash stock compensation expense	1,002	1,008	2,010	407	472	879

Adjusted EBITDA (1)	$25,590	$52,308	$77,898	$12,899	$56,340	$69,239

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Twelve Months Ended December 31,
	2009	2008

Income from continuing operations	$667	$826

Add: Depreciation and amortization	59,724	55,027

Less: Capital expenditures	(58,330)	(86,489)

Free cash flow (2)	$2,061	$(30,636)

SUREWEST COMMUNICATIONS
CONSOLIDATED NET DEBT RATIO FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Twelve Months Ended December 31,
	2009	2008
Net Debt:
Long-term debt, including current maturities	$223,045	$241,681

Less: Cash and cash equivalents	(7,489)	(2,840)

Net debt (3)	$215,556	$238,841

Ratio of Net Debt to Adjusted EBITDA:
Net debt	$215,556	$238,841

Divided by: Adjusted EBITDA	77,898	69,239

Ratio of net debt to Adjusted EBITDA (4)	2.77	3.45

(2) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

(3) Net debt is a measure of total long-term debt (including current maturities) less cash and cash equivalents.  Net debt is a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(4) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA.  This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS
ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended December 31, 2009			Quarter Ended September 30, 2009			Quarter Ended December 31, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(4,881)	$4,781	$(100)	$(5,619)	$5,408	$(211)	$(6,667)	$5,120	$(1,547)

Add (subtract):

Income taxes (benefit)/expense	(2,675)	3,167	492	(3,810)	3,824	14	(3,179)	4,348	1,169

Other (income)/expense	2,778	(148)	2,630	2,883	(70)	2,813	3,146	(209)	2,937

Depreciation and amortization	12,257	3,169	15,426	12,199	3,061	15,260	11,051	3,615	14,666

Non-cash pension (income)/expense	199	443	642	197	445	642	(178)	(255)	(433)

Non-cash stock compensation expense	246	249	495	221	222	443	103	120	223

Adjusted EBITDA (1)	$7,924	$11,661	$19,585	$6,071	$12,890	$18,961	$4,276	$12,739	$17,015

(1) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
CONSOLIDATED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended
	December 31, 2009	September 30, 2009	December 31, 2008

Loss from continuing operations	$(100)	$(211)	$(1,547)

Add: Depreciation and amortization	15,426	15,260	14,666

Less: Capital expenditures	(14,967)	(13,841)	(21,922)

Free cash flow (2)	$359	$1,208	$(8,803)

(2) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)
As of and for the quarter ended

BROADBAND	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]
Residential
Video
Marketable Homes - Fiber & HFC [2]	211,000	217,700	221,700	232,400	236,500	239,800	240,000	240,500
RGUs - Fiber & HFC	52,500	54,500	55,900	57,500	57,600	56,900	57,000	56,900
Qtrly change	800	2,000	1,400	1,600	100	(700)	100	(100)
YoY (% change)	6%	9%	10%	11%	10%	4%	2%	-1%
RGUs - Copper	2,700	2,600	2,600	2,600	2,400	2,200	2,200	2,200
Qtrly change	(200)	(100)	0	0	(200)	(200)	0	0
YoY (% change)	-13%	-10%	-13%	-10%	-11%	-15%	-15%	-15%
Penetration - Fiber & HFC	24.9%	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%
ARPU	$63	$62	$59	$59	$65	$67	$66	$68
Voice
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700
RGUs	53,800	56,600	60,000	63,500	66,300	68,000	70,300	71,600
Qtrly change	300	2,800	3,400	3,500	2,800	1,700	2,300	1,300
YoY (% change)	3%	7%	13%	19%	23%	20%	17%	13%
Penetration	18.8%	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%
ARPU	$32	$33	$32	$32	$33	$33	$31	$30
Data
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700
RGUs	91,800	94,000	95,700	97,400	98,100	97,700	97,700	98,500
Qtrly change	1,400	2,200	1,700	1,700	700	(400)	0	800
YoY (% change)	7%	7%	7%	8%	7%	4%	2%	1%
Penetration	32.0%	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%
ARPU	$37	$37	$36	$36	$37	$38	$38	$40
Total
Marketable Homes - Fiber, HFC, Copper	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700
RGUs	200,800	207,700	214,200	221,000	224,400	224,800	227,200	229,200
Qtrly change	2,300	6,900	6,500	6,800	3,400	400	2,400	2,000
YoY (% change)	5%	7%	9%	11%	12%	8%	6%	4%

Subscriber totals
Subscribers [3]	96,900	99,000	100,600	102,400	102,800	101,800	102,500	102,600
Qtrly change	1,100	2,100	1,600	1,800	400	(1,000)	700	100
Penetration	33.8%	33.9%	33.9%	33.7%	33.4%	32.9%	33.1%	33.1%
ARPU [4]	$89	$89	$88	$89	$94	$97	$96	$99
Triple Play ARPU [5]	$110	$109	$106	$107	$112	$115	$112	$115
Triple Play RGUs per Subscriber [5]	2.59	2.60	2.60	2.59	2.59	2.58	2.57	2.57
Churn	1.4%	1.5%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%

Business [6]
Customers	6,000	6,200	6,300	6,500	6,700	6,800	7,000	7,100
ARPU	$444	$458	$494	$467	$484	$475	$483	$492

TELECOM	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]
Residential
Voice
Marketable Homes	89,900	90,000	90,500	90,800	90,800	90,900	90,900	91,000
RGUs [7]	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500
RGU Migration to Broadband Voice [8]	0	1,400	2,900	4,700	6,900	9,000	10,700	11,800
Penetration	74.3%	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%
ARPU	$44	$44	$43	$43	$44	$45	$45	$44
Churn	2.3%	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%

Business [6]
Customers	9,600	9,600	9,400	9,200	9,000	8,900	8,700	8,500
ARPU	$311	$341	$354	$327	$332	$339	$329	$334

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	100	2,000	4,400	7,100	9,900	12,400	14,700	16,200
Telecom	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500
Total ILEC Voice RGUs [9]	66,900	64,900	62,900	61,100	59,400	57,500	56,000	54,700
Qtrly change	(2,300)	(2,000)	(2,000)	(1,800)	(1,700)	(1,900)	(1,500)	(1,300)
YoY (% change)	-13%	-13%	-12%	-12%	-11%	-11%	-11%	-10%
CLEC Residential Voice RGUs [10]	53,700	54,600	55,600	56,400	56,400	55,600	55,600	55,400
TOTAL Residential Voice RGUs [11]	118,300	119,500	118,500	117,500	115,800	113,100	111,600	110,100
Qtrly change	(4,400)	1,200	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)
YoY (% change)	-9%	-6%	-5%	-4%	-2%	-5%	-6%	-6%

NETWORK METRICS	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]
Marketable Homes - Fiber	119,900	125,700	129,000	138,800	142,900	146,900	147,100	147,600
Marketable Homes - HFC	91,100	92,000	92,700	93,600	93,600	92,900	92,900	92,900
Marketable Homes - Copper	75,600	74,500	74,900	71,800	71,700	69,500	69,400	69,200
Total	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700
Qtrly change	2,700	5,600	4,400	7,600	4,000	1,100	100	300

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s,

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribers to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU and RGU per Subscriber includes the total residential revenue per average subscriber and ending RGUs per ending subscriber for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13]  For information purposes, sequential Telecom access line counts (residential and business) were: 110,200   105,900   100,200   94,600   88,400   82,600   77,600   73,200

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS
As of and for the quarter ended

BROADBAND	12/31/2009 [1]	12/31/2008 [1]	Chg	Chg %	9/30/2009 [1]	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC [2]	240,500	232,400	8,100	3%	240,000	500	0%
RGUs - Fiber & HFC	56,900	57,500	(600)	-1%	57,000	(100)	0%
RGUs - Copper	2,200	2,600	(400)	-15%	2,200	0	0%
Penetration - Fiber & HFC	23.7%	24.7%	-1.1%	-4%	23.8%	-0.1%	0%
ARPU	$68	$59	$9	15%	$66	$2	3%
Voice
Marketable Homes	309,700	304,200	5,500	2%	309,400	300	0%
RGUs	71,600	63,500	8,100	13%	70,300	1,300	2%
Penetration	23.1%	20.9%	2.2%	11%	22.7%	0.4%	2%
ARPU	$30	$32	$(2)	-5%	$31	$(1)	-2%
Data
Marketable Homes	309,700	304,200	5,500	2%	309,400	300	0%
RGUs	98,500	97,400	1,100	1%	97,700	800	1%
Penetration	31.8%	32.0%	-0.2%	-1%	31.6%	0.2%	1%
ARPU	$40	$36	$4	11%	$38	$2	5%
Total
Marketable Homes - Fiber, HFC, Copper	309,700	304,200	5,500	2%	309,400	300	0%
RGUs	229,200	221,000	8,200	4%	227,200	2,000	1%

Subscriber totals
Subscribers [3]	102,600	102,400	200	0%	102,500	100	0%
Penetration	33.1%	33.7%	-0.5%	-2%	33.1%	0.0%	0%
ARPU [4]	$99	$89	$10	12%	$96	$3	3%
Triple Play ARPU [5]	$115	$107	$8	8%	$112	$3	3%
Triple Play RGUs per Subscriber [5]	2.57	2.59	(0.01)	-1%	2.57	0.01	0%
Churn	1.5%	1.4%	0.1%	10%	1.8%	-0.3%	-18%

Business [6]
Customers	7,100	6,500	600	9%	7,000	100	1%
ARPU	$492	$467	$25	5%	$483	$9	2%

TELECOM	12/31/2009 [1]	12/31/2008 [1]	Chg	Chg %	9/30/2009 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	91,000	90,800	200	0%	90,900	100	0%
RGUs [7]	38,500	54,000	(15,500)	-29%	41,300	(2,800)	-7%
Cumulative Migration to Broadband Voice [8]	11,800	4,700	7,100	151%	10,700	1,100	10%
Penetration	42.3%	59.5%	-17.2%	-29%	45.4%	-3.1%	-7%
ARPU	$44	$43	$1	2%	$45	$(1)	-2%
Churn [9]	2.0%	2.2%	-0.2%	-9%	2.3%	-0.3%	-14%

Business [6]
Customers	8,500	9,200	(700)	-8%	8,700	(200)	-2%
ARPU	$334	$327	$7	2%	$329	$5	2%

CONSOLIDATED RESIDENTIAL VOICE RGUs
ILEC Voice RGUs
Broadband	16,200	7,100	9,100	128%	14,700	1,500	10%
Telecom	38,500	54,000	(15,500)	-29%	41,300	(2,800)	-7%
Total ILEC Voice RGUs [10]	54,700	61,100	(6,400)	-10%	56,000	(1,300)	-2%
CLEC Residential Voice RGUs [11]	55,400	56,400	(1,000)	-2%	55,600	(200)	0%
TOTAL Residential Voice RGUs [12]	110,100	117,500	(7,400)	-6%	111,600	(1,500)	-1%

NETWORK METRICS	12/31/2009 [1]	12/31/2008 [1]	Chg	Chg %	9/30/2009 [1]	Chg	Chg %
Marketable Homes - Fiber	147,600	138,800	8,800	6%	147,100	500	0%
Marketable Homes - HFC	92,900	93,600	(700)	-1%	92,900	0	0%
Marketable Homes - Copper	69,200	71,800	(2,600)	-4%	69,400	(200)	0%
Total	309,700	304,200	5,500	2%	309,400	300	0%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribers to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

[13] Telecom access lines include residential and business access lines. For information purposes, access line counts were 94,600 at 12/31/08, 77,600 at 9/30/09, and 73,200 at 12/31/09.